Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 24, 2016 in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-207897) and related Prospectus of AmeriQuest, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
May 13, 2016